UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549


                                 FORM 8-K


                              CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported): December 21, 2007.


                                 NIKE, INC.

          (Exact Name of Registrant as Specified in Charter)


       Oregon                  1-10635                 93-0584541
    ____________             ____________             ____________

   (State of                  (Commission            (I.R.S.Employer
   Incorporation)            File Number)          Identification No.)

                             One Bowerman Drive
                         Beaverton, Oregon 97005-6453

                   (Address of Principal Executive Offices)
                          __________________________

                               (503) 671-6453

             (Registrant's telephone number, including area code)

                                NO CHANGE
                          ______________________
        (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                          ___________________________

Item 1.01  Entry into a Material Definitive Agreement.

     On October 25, 2007 NIKE, Inc. ("NIKE") announced on Form 8-K its offer (the "Umbro Offer") to acquire all of the outstanding share capital of Umbro Plc ("Umbro") by NIKE?s wholly-owned subsidiary, NIKE Vapor Ltd. ("NIKE Vapor"). On December 21, 2007, NIKE Vapor purchased 19.9% of the outstanding equity shares of Umbro from Sports Direct International plc ("Sports Direct") in a privately negotiated transaction. NIKE Vapor paid Sports Direct 1.9306 British pounds sterling for each of the 29,069,977 shares, for a total purchase price of (pound sterling)56.4 million (approximately US$112 million). The purchase price per share is the price offered to all shareholders in the Umbro Offer.

     Sports Direct continues to hold 10% of the outstanding equity shares of Umbro. Sports Direct also executed and delivered to NIKE Vapor an irrevocable undertaking to vote those shares in favor of the Umbro Offer, or to accept the offer in the event NIKE Vapor elects to implement the Umbro Offer by way of a takeover offer. The Umbro Offer is subject to shareholder approval, a vote on which is scheduled for January 31, 2008.



                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NIKE, Inc.
                                         (Registrant)

Date:  December 21, 2007
                                         /s/ Donald W. Blair
                                         __________________________
                                         By: Donald W. Blair
                                             Chief Financial Officer